Exhibit 99.1


FRANKLIN CAPITAL CORPORATION
100 WILSHIRE BOULEVARD, SUITE 1500
SANTA MONICA, CALIFORNIA 90401
(310) 752-1416

FOR IMMEDIATE RELEASE


          FRANKLIN CAPITAL CORPORATION ENTERS INTO AGREEMENT TO ACQUIRE
                            SURGICOUNT MEDICAL, INC.


        SANTA MONICA, CALIFORNIA, February 4, 2005 - Franklin Capital Corporation (AMEX: FKL) (the "Company") announced today that it has entered into an agreement to acquire SurgiCount Medical, Inc. (SurgiCount), a privately held, California-based developer of patient safety devices. Under terms of the agreement, the Company will acquire SurgiCount for approximately $4 million in a combination of cash, common stock and future milestone payments.

        SurgiCount owns patents issued in the United States and Europe related to patient safety, among them, the Safety-Sponge(TM) System, an innovation that Franklin hopes will capture a significant portion of the $650 million in annual U.S. and European surgical sponge sales. The Safety-Sponge(TM) System allows for faster and more accurate counting of surgical sponges. SurgiCount has obtained FDA 510k exempt status for the Safety-Sponge(TM) line. The Safety-Sponge(TM) line of sponges has passed required FDA biocompatibility tests including ISO sensitization, cytotoxicity and skin irritation tests.

        SurgiCount's technology and its relationship with Atul Gawande, M.D., M.P.H., a Harvard Medical School expert on surgical errors, are currently being highlighted in a Discovery Health Channel special entitled "When Surgical Tools Get Left Behind". Through its relationship with Dr. Gawande, author of "Complications: A Surgeon's Notes on an Imperfect Science", SurgiCount continues to optimize its proprietary process in surgery in an effort to set the standard of care in the industry. "Our simulation trial of SurgiCount's Safety-Sponge(TM) System demonstrated that the technology is a feasible and convincing potential solution to this rare but serious problem," said Dr. Gawande. The program is scheduled to air on the cable network this Sunday, Feb. 6 at 6:00 p.m. EST. Check your local listing online at www.health.discovery.com for more complete details.

         "The medical community recognizes the importance of improving patient safety, not only to enhance the quality of care, but also to help manage skyrocketing medical costs and related litigation costs. We believe that SurgiCount's Safety-Sponge(TM) System could save up to an estimated $1.5 billion annually in retained sponge litigation," said Louis Glazer, M.D., PhG, Chief Health and Science Officer of Franklin Medical Products. "Franklin is dedicated to leading this effort through the development and introduction of ground-breaking patient safety products."

         "SurgiCount is Franklin's first major acquisition in its plan to become a leader in the multi-billion dollar patient safety field," said Milton "Todd" Ault, III, Franklin's Chairman and CEO. "This acquisition is a significant milestone in the Company's plan to shift its focus from radio and telecommunications to products and services targeting patient safety."


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        Franklin will execute a commercialization program in coming months to brief the market with descriptions of expected products, revenue and marketing schedules. Upon completion of the acquisition, SurgiCount will become a wholly owned subsidiary of Franklin. The transaction is subject to customary closing conditions and is expected to be completed during the first quarter of 2005.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future plans and intentions of the Company. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "expects," "should," "believes," "anticipates" or words of similar import. Examples of such statements include, without limitation, the statements of Mr. Ault and Dr. Glazer and the statements relating to the successful acquisition by the Company of SurgiCount. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor contact:                           Media Contact:
----------------                            -------------
Milton "Todd" Ault, III                     Lynn Schwartz
Chairman and CEO                            Newsmaker Group
Franklin Capital Corporation                973.736.7118
310.752.1416